Exhibit 99.1

Novo Integrated Sciences Announces Second Quarter 2021 Financial Results

Bellevue, Washington—(Business Wire – April 14, 2021) - Novo Integrated Sciences, Inc. (NASDAQ:NVOS) (the “Company” or “Novo Integrated Sciences”), a provider of multidisciplinary primary healthcare, today reported financial results for its fiscal second quarter period ended February 28, 2021.

The following is of note:

●	Revenues for the three months ended February 28, 2021 were $2,075,894, representing a decrease of $352,970, or 14.5%, from $2,428,864 for the same period in 2020. The decrease in revenue is principally due to the relative decrease in patient clinic visits due to the COVID-19 pandemic.

●	Operating expenses for the three months ended February 28, 2021 were $2,077,390, representing an increase of $1,083,618, or 109.0%, from $993,772 for the same period in 2020. The increase in operating expenses is principally due to an increase in amortization of intangible assets, common stock issued for services, including services related to our successful uplist to the Nasdaq Capital Markets, salary expense due to the hiring of senior level executives, and legal fees related to the Company’s Nasdaq listing and filing of the Company’s registration statement on Form S-3.

●	Net loss attributed to Novo Integrated Sciences for the three months ended February 28, 2021 was $1,339,870, or $0.06 per share, representing an increase of $835,386, or 165.6%, from $504,484, or $0.02 per share, for the same period in 2020. The increase in net loss is principally due to a 14.5% decline in revenue and an increase in operating expenses.

●	As of February 28, 2021, the Company’s cash and cash equivalents was $1,698,437, total assets were $34,856,673, total liabilities were $5,721,884, and stockholders’ equity was $29,134,789.

Robert Mattacchione, the Company’s CEO and Board Chairman, stated, “Even with the consequential impact of the COVID-19 global pandemic having now challenged our business for over one year, our revenue for the fiscal year 2021 second quarter is down only 14.5% compared to the same period in 2020. Our entire team has risen to the challenge and shown tremendous flexibility and ability to adapt. While the current environment remains challenging, we believe our financial condition is strong and we look ahead to the remainder of 2021 with optimism and dedication to growth.”

Novo Integrated Sciences’ recent milestones:

●	Effective January 26, 2021, the Company appointed 3 new independent directors to serve on both its Board of Directors and the newly formed Audit Committee.

●	Effective February 23, 2021, the Company successfully uplisted to the Nasdaq Capital Market.

●	On March 22, 2021, the SEC declared effective the Company’s registration statement on Form S-3 (File No. 333- 254278) (the “Form S-3”). The Form S-3 is a shelf registration statement relating to (i) the offer from time to time of securities having a maximum aggregate offering price of $75,000,000, and (ii) the resale by certain selling stockholders of up to an aggregate of 597,352 shares of the Company’s common stock.

●	On April 13, 2021, the Company completed the closing pursuant to a securities purchase agreement with certain accredited institutional investors to purchase approximately $8.0 million of its common stock in a registered direct offering under Form S-3 and warrants to purchase common stock in a concurrent private placement. The combined purchase price for one share of common stock and one warrant is $3.35.

About Novo Integrated Sciences, Inc.

Novo Integrated Sciences, Inc. owns Canadian and U.S. subsidiaries which deliver, or intend to deliver, multidisciplinary primary health care related services and products through the integration of medical technology, advanced therapeutics and rehabilitative science. Our clinicians and practitioners are not authorized to practice primary care medicine and they are not medically licensed to prescribe pharmaceutical based product solutions.

Currently, the Company’s revenue is generated solely through our Canadian subsidiary, Novo Healthnet Limited (“NHL”). NHL’s team of multidisciplinary primary health care clinicians and practitioners provide assessment, diagnosis, treatment, pain management, rehabilitation, education and primary prevention for a wide array of orthopedic, musculoskeletal, sports injury, and neurological conditions across various demographics including pediatric, adult, and geriatric populations through NHL’s 16 corporate-owned clinics, a contracted network of affiliate clinics, and eldercare related long-term care homes, retirement homes, and community-based locations in Canada.

Our specialized multidisciplinary primary health care services include, but are not limited to, physiotherapy, chiropractic care, manual/manipulative therapy, occupational therapy, eldercare, massage therapy (including pre- and post-partum), acupuncture and functional dry needling, chiropody, stroke and traumatic brain injury/neurological rehabilitation, kinesiology, vestibular therapy, concussion management and baseline testing, trauma sensitive yoga and meditation for concussion-acquired brain injury and occupational stress-PTSD, women’s pelvic health programs, sports medicine therapy, assistive devices, dietitian, holistic nutrition, fall prevention education, sports team conditioning programs including event and game coverage, and private personal training.

We believe that “decentralizing” healthcare, through the integration of medical technology and interconnectivity offers an essential solution to the fundamental transformation of healthcare delivery. Specific to non-critical care, ongoing advancements in both medical technology and inter-connectivity are allowing for a shift of the patient/practitioner relationship to the patient’s home and away from on-site visits to primary medical centers with mass-services. This acceleration of “ease-of-access” in the patient/practitioner interaction for non-critical care diagnosis and subsequent treatment minimizes the degradation of non-critical health conditions to critical conditions as well as allowing for more cost-effective healthcare distribution.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com. For more information on NHL, please visit www.novohealthnet.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Novo Integrated Sciences’ filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond Novo Integrated Sciences’ control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo Integrated Sciences’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo Integrated Sciences assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

Contact:

Chris David, President
Novo Integrated Sciences, Inc.
chris.david@novointegrated.com
(206) 617-9797